Table

of Contents

Coronado Global Resources Inc.

Form 10-Q September 30, 2022

1
Exhibit 95.1
Mine Safety Disclosures
Safety is

the cornerstone

of our

Company’s values

and is

the number

one priority

for all employees

at Coronado

Global Resources.

Our mining

operation at

Curragh,
located in Australia, is

subject to regulation by

the Queensland Department of Natural

Resources, Mine and Energy, or DNRME, under the Coal

Mining Safety and Health
Act 1999 (Qld). The

operation of our mines

located in the United

States is subject to

regulation by the Mine

Safety and Health Administration, or

MSHA, under the Federal
Mine Safety and Health Act of 1977, or the Mine Act. MSHA inspects these mines on a regular basis and issues various citations and orders when it believes a violation
has occurred

under the Mine

Act. We

present information

below regarding

certain mining

safety and

health citations

that MSHA

has issued with

respect to

our mining
operations. In evaluating

this information, consideration

should be given to

factors such as:

(i) the number of

citations and orders will

vary depending on the

size of the
mine; (ii) the number of

citations issued will vary

from inspector to inspector

and mine to mine;

and (iii) citations and

orders can be contested

and appealed and, in

that
process, are often reduced in severity and amount, and

are sometimes dismissed. Since MSHA is a branch

of the U.S. Department of Labor,

its jurisdiction only applies
to our operations in the United States.

As such, the mine safety disclosures included herein do

not contain information related to our Australian mines.
Under the Dodd-Frank Act, each operator

of a coal or other mine is

required to include certain mine safety

results within its periodic reports

filed with the Securities and
Exchange Commission,

or the

SEC. As

required by

the reporting

requirements

included in

§1503(a) of

the Dodd-Frank

Act and

Item 104

of Regulation

S-K (17

CFR
229.104),

we

present

the

following

items

regarding

certain

mining

safety

and

health

matters,

for

the

quarter

ended

September

30,

2022,

for

each

of

our

U.S.

mine
locations that are covered under the scope of the Dodd-Frank

Act.
The table that

follows reflects

citations and orders

issued to us

by MSHA during

the quarter ended

September 30, 2022.

The table only

includes those U.S.

mines that
were issued orders or citations during this period, and commensurate with SEC regulations, does not reflect orders or citations issued to independent contractors working
at our mines.

The proposed assessments for the quarter

ended September 30, 2022, were

retrieved from the MSHA Data

Retrieval System, or MSHA DRS,

as of October
3, 2022.

Table

of Contents

Coronado Global Resources Inc.

Form 10-Q September 30, 2022

2
(A) (B) (C) (D) (E) (F) (G)
MSHA Mine
ID No. Mine Name (1)(2)(3)
Section
104
S&S
Citations
Section
104(b)
Orders
Section 104(d
)
Citations and
Orders
Section 110(b)(2)
Violations
Section
107(a)
Orders
Total Dollar Value of
MSHA Assessments
Proposed
($ Thousands)
Total Number of
Mining Related
Fatalities
4404856 Buchanan Mine #1 17 — — — — $18.0 —
4609292 Buck Lilly Surface Mine — — — — — $0.1 —
4602140 Saunders Prep Plant 2 2 — — — $2.3 —
4609217 Powellton #1 Mine 6 — — — — $9.7 —
4609246 Kuhn Ridge — — — — — $0.3 —
4609319 Lower War Eagle 4 — — — — $29.0 —
4609563 Eagle No. 1 Mine 6 — — — — $9.9 —
4609583 North Fork Winifrede Deep Mine — — — — — $0.1 —
4609101
Toney

Fork Surface Mine
— — — — — — —
4609514 Muddy Bridge 10 — $22.0
4604315 Elk Lick Tipple — — — — — $0.1 —
4609564 Elklick Surface Mine 2 — $1.2
Total: 42 2 — — — $92.7 —
(1)
The definition of “mine”

under Section 3

of the Mine Ac
t includes the mine,

as well as other

items used in, or

to be used in,

or resulting from, the

work of extracting
coal, such

as land,

structures, facilities,

equipment, machines,

tools and

coal preparation

facilities. Also,

there are

instances where

the mine

name per

the MSHA
system differs from the mine name utilized by us.
(2)
Idle facilities are

not included in

the table above

unless they received

a citation,

order or assessment

by MSHA during

the c
urren
t quarterly reporting

period or are
subject to pending legal actions.
(3)
During the quarter

ended September

30, 2022, none

of the Company’s

mines have received

written notice from

MSHA of a

pattern
of violatio
ns or the

potential to
have such a pattern

of violations of mandatory health

or safety standards that

are of such nature

as could have significantly and

substantially contributed to the cause
and effect of coal or other mine health or safety standards

under section 104(e) of the Mine Act.
References used in the table above are as follows:
A.
The total

number of

violations of

mandatory health

or safety

standards that

could significantly

and substantially

contribute to

the cause

and effect

of a

coal or
other mine safety or health hazard under section 104 of

the Mine Act (30 U.S.C. 814) for which the operator received a citation from MSHA.
B.
The total number of orders issued under section 104(b)

of the Mine Act (30 U.S.C. 814(b)).
C. The total number of citations and orders for unwa rrantable failure of the mine operator to comply with mandatory health or safety standards under section 104(d)
of the Mine Act (30 U.S.C. 814(d)).
D. The total number of flagrant violations under section 110(b)(2) of the Mine Act.
E.
The total number of imminent danger orders issued under section

107(a) of the Mine Act (30 U.S.C. 817(a)).
F.
The total dollar value of proposed assessments from MSHA

under the Mine Act (30 U.S.C. 801 et seq.).
G. The total number of mining-related fatalities.

Table

of Contents

Coronado Global Resources Inc.

Form 10-Q September 30, 2022

3
The table below presents legal actions pending before the Federal Mine Safety and Health Review Commission, or FMSHRC, for each of

the Company’s U.S. mines as
of September 30, 2022, together with the number of legal

actions initiated and the number of legal actions resolved

during the quarter ended September 30, 2022..
Legal Actions Pending as of Last Day

of Quarter (September 30, 2022) (1)
MSHA
Mine ID
No. Mine Name
Contests of
Citations
and Orders
(Subpart B)
Contests of
Proposed
Penalties
(Subpart C)
Complaints for
Compensation
(Subpart D)
Complaints of
Discharge,
Discrimination
or Interference
(Subpart E)
Applications of
Temporary Relief
(Subpart F)
Appeals of Judges’
Decisions or
Orders
(Subpart H) (2)
Legal Actions
Initiated
During Quarter
Legal Actions
Resolved
During Quarter
4404856 Buchanan Mine — — — — — — — 3
4609563 Eagle No. 1 Mine — 4 — — — 1 1 1
4609514 Muddy Bridge — 2 — — — — 1 1
4609319 Lower War Eagle — 1 — — — — 1 —
4609217 Powellton #1 Mine — — — — — — — 1
4609560 North Fork Surface Mine — — — — — — — 1
4602140 Saunders Preparation
Plant — 1 — — — — — —
Total: — 8 — — — 1 3 7
(1)

The legal

actions

pending

shown in

the

table

above

have been

categorized

by type

of

proceeding

with

reference

to

the

procedural

rules

established

by the
FMSHRC under 29 CFR Part 2700. Reference to the applicable

Subparts under this Rule are listed in the columns above

.
(2)

Secretaray of Labor’s appeal of Administrative Law Judge’s

order denying motion for settlement approval in WEVA

2021-0294.